Exhibit 99.2

Carvana Announces Third Quarter 2018 Financial Results

Retail Units Sold of 25,324, an increase of 116% YoY

Revenue of $535 Million, an Increase of 137% YoY

Total Gross Profit of $57 Million, an Increase of 181% YoY

Vehicles Purchased Directly from Customers up 273% YoY

PHOENIX – November 7, 2018 – Carvana Co. (NYSE: CVNA), a leading e-commerce platform for buying used cars, today announced financial results for the quarter ended September 30, 2018. Carvana’s complete third quarter 2018 financial results and management commentary can be found by accessing the Company’s shareholder letter on the quarterly results page of the investor relations website.

"We had a great quarter. We had our 19th consecutive quarter of triple-digit year-over-year unit and revenue growth. To put that growth in perspective, we delivered more cars to our customers in Q3 than we did in all of 2015 and 2016, combined," said Ernie Garcia, Carvana founder and CEO. "We also continued to drive meaningful improvements in GPU, compounding our progress on our path to profitability while simultaneously preparing for the significantly increased volume we expect in the first half of 2019. Customers continue to enthusiastically respond to our offering, and we have our eyes firmly fixed on our mission to change the way people buy cars.”

Conference Call Details

Carvana will host a conference call today, November 7, 2018, at 5:30 p.m. EST (2:30 p.m. PST) to discuss financial results. To participate in the live call, analysts and investors should dial (833) 255-2830 or (412) 902-6715, and ask for “Carvana Earnings.” A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at https://investors.carvana.com/. Following the webcast, an archived version will also be available on the Investor Relations section of the company’s website. A telephonic replay of the conference call will be available until November 14, 2018, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 10124552#.

Forward Looking Statements

This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words “on track,” “well-positioned,” "believe," "expect," “projection,” “continued,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to the “Risk Factors” identified in our Annual Report on Form 10-K for 2017 and our Quarterly Report on Form 10-Q for Q3 2018. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Carvana (NYSE: CVNA)

Founded in 2012 and based in Phoenix, Carvana’s (NYSE: CVNA) mission is to change the way people buy cars. By removing the traditional dealership infrastructure and replacing it with technology and exceptional customer service, Carvana offers consumers an intuitive and convenient online automotive retail platform. Carvana.com enables consumers to quickly and easily buy a car online, including finding their preferred vehicle, qualifying for financing, getting a trade-in value, signing contracts, and receiving as-soon-as-next-day delivery or pickup of the vehicle from one of Carvana’s proprietary automated Car Vending Machines.

For further information on Carvana, please visit www.carvana.com, or connect with us on Facebook, Instagram or Twitter.

Contacts
Investor Relations:
Carvana
Mike Levin
investors@carvana.com

or

Media Contact:
Carvana
Kate Carver
carvana@olson.com